Exhibit 99.3
Unaudited Pro Forma Condensed Combined Financial Statements
The following unaudited pro forma condensed combined financial statements have been prepared to give pro forma effect to the acquisition by H&E Equipment Services, Inc. (the “Company” or “H&E”) of all of the capital stock of J.W. Burress, Incorporated (“Burress”), as if it had occurred on January 1, 2006 and, in the case of balance sheet data, as if it had occurred on June 30, 2007.
We have derived H&E’s (i) summary historical statement of income data for the year ended December 31, 2006 from H&E’s audited consolidated financial statements and (ii) historical condensed consolidated balance sheet data as of June 30, 2007 and our historical condensed consolidated statement of income data for the six months from January 1, 2007 to June 30, 2007 from H&E’s interim unaudited condensed consolidated financial statements (collectively, the “H&E Financial Statements”). We have derived the Burress (i) summary historical statement of income data for the year ended December 31, 2006 from the audited financial statements and (ii) historical condensed balance sheet data as of June 30, 2007 and the historical condensed statement of income data for the six months from January 1, 2007 to June 30, 2007 from the interim unaudited financial statements (collectively, the “Burress Financial Statements”). Certain reclassifications have been made to the historical presentation of Burress to conform to the H&E presentation and to the presentation of the pro forma financial statements contained herein. Historical results are not necessarily indicative of results of future operations, and results for any interim period are not necessarily indicative of the results that may be expected for a full year.
The following pro forma financial information is derived from (i) the H&E Financial Statements and (ii) the Burress Financial Statements. The pro forma adjustments are based upon currently available information and certain assumptions that we believe are reasonable under the circumstances. The pro forma adjustments are more fully described in the notes to the unaudited pro forma condensed combined financial statements below. The acquisition of Burress has been accounted for using the purchase method of accounting. In addition, the unaudited pro forma condensed combined balance sheet includes pro forma purchase price allocations based upon preliminary estimates of the fair value of the assets acquired and liabilities assumed in connection with the acquisition. These allocations may be adjusted in the future upon finalization of these preliminary estimates.
The pro forma condensed combined financial statements should be read in conjunction with, and are qualified in their entirety by reference to, the historical consolidated financial statements of H&E Equipment Services, Inc. and the related notes thereto, included in H&E’s Annual Report on Form 10-K for the year ended December 31, 2006, filed on March 26, 2007 and H&E’s Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2007, filed on August 9, 2007, and incorporated herein by reference and the historical financial statements of Burress and the related notes thereto, included as Exhibit 99.1 and Exhibit 99.2 to this Current Report on Form 8-K/A.
The pro forma information is for informational purposes only and is not intended to be indicative of the actual combined results that would have reported had the transactions occurred on the dates indicated, nor does the information represent a forecast of the combined financial results of the Company and Burress for any future period.

Unaudited Pro Forma Condensed Combined Balance Sheet
As of June 30, 2007
(Amounts in thousands, except share amounts)

	H&E	Burress	Pro Forma		Combined
	Historical	Historical	Adjustments		Pro Forma
ASSETS
Cash and cash equivalents	$34,967	$2	$(34,969	)(1)	$—
Receivables, net	114,408	12,760			127,168
Inventories, net	134,595	29,799	52	(2)	163,930
			(516	)(3)
Prepaid expenses and other assets	7,368	817			8,185
Rental equipment, net	470,181	60,162	2,266	(2)	528,605
			(4,004	)(3)
Property and equipment, net	31,568	10,397	1,545	(4)	43,510
Deferred financing costs and other intangible assets, net	9,777	6	11,688	(5)	22,012
			541	(6)
Goodwill	30,573	—	27,676	(5)	58,249

Total assets	$833,437	$113,943	$4,279		$951,659

LIABILITIES AND STOCKHOLDERS’ EQUITY
Liabilities:
Amounts due on senior secured credit facility	$—	$34,039	$(34,039	)(7)	$77,869
			64,879	(1)
			3,236	(8)
			9,207	(9)
			547	(6)
Accounts payable	94,325	6,426			100,751
Manufacturer flooring plans payable	151,749	34,473	(9,207	)(9)	173,422
			(3,593	)(3)
Accrued expenses payable and other liabilities	37,482	4,756	5,033	(10)	47,271
Related party obligation	536	—			536
Notes payable	2,000	2,736	(2,736	)(7)	2,000
Senior secured notes, net	4,479	—			4,479
Senior unsecured notes	250,000	—			250,000
Deferred income taxes	27,823	—			27,823
Capital lease obligations	—	7,484	(5,019	)(11)	2,465
Deferred compensation payable	1,866	—			1,866

Total liabilities	570,260	89,914	28,308		688,482

Stockholders’ equity:
Preferred stock, $0.01 par value, 25,000,000 shares issued; no shares issued	—	—
Common stock, $0.01 par value, 175,000,000 shares authorized; 38,192,094 shares issued and 38,176,339 shares outstanding	382	1,200	(1,200	)(12)	382
Additional paid-in capital	205,303	—			205,303
Treasury stock at cost, 15,755 shares of common stock held	(432)	—			(432)
Retained earnings	57,924	22,829	(22,829	)(12)	57,924

Total stockholders’ equity	263,177	24,029	(24,029)		263,177

Total liabilities and stockholders’ equity	$833,437	$113,943	$4,279		$951,659

See accompanying notes to financial statements.

Unaudited Pro Forma Condensed Combined Statement of Income
For the Year Ended December 31, 2006
(Amounts in thousands, except per share data)

			Pro Forma		Combined
	H&E	Burress	Adjustments		Pro Forma
Revenues:
Equipment rentals	$251,374	$21,977			$273,351
New equipment sales	241,281	66,685	$(509	)(A)	307,457
Used equipment sales	133,897	47,052			180,949
Parts sales	82,106	24,963			107,069
Service revenues	53,699	4,465			58,164
Other	42,012	2,326			44,338

Total revenues	804,369	167,468	(509)		971,328

Cost of revenues:
Rental depreciation	78,159	15,169	(2,612	)(B)	$90,716
Rental expense	40,582	2,656			43,238
New equipment sales	211,158	58,630	(448	)(A)	269,340
Used equipment sales	97,765	31,810			129,575
Parts sales	57,909	16,713			74,622
Service revenues	19,206	1,376			20,582
Other	36,409	3,044			39,453

Total cost of revenues	541,188	129,398	(3,060)		667,526

Gross profit	263,181	38,070	2,551		303,802

Selling, general and administrative expenses	143,615	21,174	381	(C)	168,325
			3,155	(D)

Gain (Loss) on property and equipment, net	479	(57)			422

Income from operations	120,045	16,839	(985)		135,899

Other income (expense):
Interest expense	(37,684)	(4,097)	(2,536	)(E)	(45,268)
			6,023	(F)

Loss on early extinguishment of debt	(40,771)	—			(40,771)
Other	818	238			1,056

Total other expense, net	(77,637)	(3,859)	3,487		(84,983)

Income before provision for income taxes	42,408	12,980	(4,472)		50,916
Provision for income taxes	9,694	—	(1,024	)(G)	11,642
			2,972	(H)

Net income	$32,714	$12,980	$(6,420)		$39,274

Net income per common share:
Basic	$0.89				$1.06

Diluted	$0.88				$1.06

Weighted average common shares outstanding:
Basic	36,933				36,933

Diluted	36,982				36,982

See accompanying notes to financial statements.

Unaudited Pro Forma Condensed Combined Statement of Income
For the Six Months Ended June 30, 2007
(Amounts in thousands, except per share data)

			Pro Forma		Combined
	H&E	Burress	Adjustments		Pro Forma
Revenues:
Equipment rentals	$132,773	$9,389			$142,162
New equipment sales	146,235	35,336	$(1,545	)(A)	180,026
Used equipment sales	65,687	24,612			90,299
Parts sales	47,087	12,234			59,321
Service revenues	29,722	3,222			32,944
Other	21,377	1,070			22,447

Total revenues	442,881	85,863	(1,545)		527,199

Cost of revenues:
Rental depreciation	43,664	6,592	(313	)(B)	49,943
Rental expense	22,629	1,141			23,770
New equipment sales	127,352	31,344	(1,359	)(A)	157,337
Used equipment sales	48,874	17,499			66,373
Parts sales	33,329	8,246			41,575
Service revenues	10,768	1,299			12,067
Other	19,344	1,570			20,914

Total cost of revenues	305,960	67,691	(1,672)		371,979

Gross profit	136,921	18,172	127		155,220

Selling, general and administrative expenses	75,515	12,369	195	(C)	89,656
			1,577	(D)

Gain (Loss) on property and equipment, net	347	(23)			324

Income from operations	61,753	5,780	(1,645)		65,888

Other income (expense):
Interest expense	(17,590)	(2,608)	(1,201	)(E)	(21,879)
			2,882	(F)

Other	523	101			624

Total other expense, net	(17,067)	(2,507)	1,681		(21,255)

Income before provision for income taxes	44,686	3,273	(3,326)		44,633
Provision for income taxes	17,326	—	(1,290	)(G)
			1,270	(H)	17,306

Net income	$27,360	$3,273	$(3,306)		$27,327

Net income per common share:
Basic	$0.72				$0.72

Diluted	$0.72				$0.72

Weighted average common shares outstanding:
Basic	38,088				38,088

Diluted	38,159				38,159

See accompanying notes to financial statements.

Notes to Unaudited Pro Forma Condensed Combined Financial Statements
(Amounts in thousands)
Note 1 Purchase Price Allocation
The acquisition of Burress was accounted for using the purchase method of accounting. The total purchase cost was allocated to the assets acquired and liabilities assumed based upon their respective fair values. A preliminary allocation of the purchase cost has been made to the assets and liabilities in the accompanying pro forma financial statements based on a preliminary assessment. The final allocation of the purchase price may result in differences from the pro forma amounts included herein.
The preliminary allocation of the purchase price paid to the fair values of the assets and liabilities acquired is summarized in the table below:

Purchase Price Paid Cash	$97,882
Legal, consulting, accounting and related transaction fees	1,966

Total purchase price	$99,848

Fair value of net tangible assets acquired:
Receivables	$12,760
Inventories	29,335
Rental fleet	58,424
Property and equipment	11,942
Other assets	1,366
Liabilities	(53,343)

Total fair value of net tangible assets acquired	60,484

Intangible assets acquired:
Trade name	1,370
Non-compete agreements	788
Customer relationships	9,530

Total intangible assets acquired	11,688
Goodwill	27,676

$99,848

The following average estimated useful lives are assigned to the intangible assets acquired:

Average Estimated
Intangible Asset	Useful Life (Years)
Trade name	1.0
Non-compete agreements	4.0
Customer relationships	6.0
The purchase price was funded from available cash on hand and borrowings under the Company’s senior secured credit facility.
Note 2 Hitachi Dealer Agreement
As previously announced by H&E in connection with its acquistion of Burress, the purchase price paid by H&E for Burress was calculated excluding any EBITDA derived from the Hitachi relationship. On September 6, 2007, Burress received a notification from John Deere Construction & Forestry Company (“John Deere”), Hitachi’s North American representative, of termination of the Hitachi dealer agreement and a demand for payment of all Hitachi related indebtedness. The possibility that the Hitachi relationship would be terminated was anticipated by H&E and Burress at the time the parties entered into the acquisition agreement. Pursuant to the acquisition agreement, the amount of the outstanding Hitachi indebtedness was included in the calculation of the purchase price. H&E funded the payment of Hitachi related indebtedness of approximately $9,207 with funds available under its senior secured credit facility. This payment is included in the pro forma adjustments included herein.
In connection with the termination of the Hitachi dealer agreement, all new Hitachi equipment inventory, rental fleet and parts were to be returned to Hitachi or to various Hitachi designated dealers. Additionally, Burress was to

Notes to Unaudited Pro Forma Condensed Combined Financial Statements
(Amounts in thousands)
Note 2 Hitachi Dealer Agreement (continued)
receive credit for any Hitachi related manufacturer flooring payables owed on this equipment. The effects of these events are reflected in the pro forma adjustments contained herein.
Under the acquisition agreement, the Burress shareholders may be entitled to receive additional consideration of approximately $15.1 million payable over three years if the consent of Hitachi, meeting the requirements of the acquisition agreement, is obtained on or before December 29, 2007. In connection with the termination of the Hitachi dealer agreement, the Burress shareholders have filed for arbitration proceedings regarding John Deere’s contractual right to terminate the Hitachi dealer agreement. These contingent purchase price payments are not included as a pro forma adjustment herein.
The pro forma adjustments contained herein do not reflect any impact to historical revenues and costs related to the Hitachi relationship.
Note 3 Capital Leases
In conjunction with the acquisition, H&E purchased various vehicles held under capital leases by Burress as the lessee. Also, Burress leases four of its branch office facilities which are reflected in its historical financial statements as capital leases. On August, 31, 2007, three of the four leases were amended, which resulted in a change in classification from a capital lease to an operating lease in accordance with SFAS No. 13. The pro forma adjustments contained herein reflect the buyout of the vehicle capital leases and the amendments to the branch facility leases resulting in the lease classification change.
Note 4 Pro Forma Condensed Combined Balance Sheet Adjustments
(1)	Represents the use of cash to fund the purchase price consisting of additional indebtedness of $64,879 and payment from available cash and cash equivalents of $34,969.

(2)	Represents adjustments to estimated fair value.

(3)	Elimination of Hitachi inventory (parts and equipment) and rental fleet returned to Hitachi as a result of the Hitachi dealer agreement termination and associated manufacturer flooring plans payable. See also Note 2 for further information.

(4)	Represents the incremental cost basis resulting from the buyout of the vehicle capital lease agreements.

(5)	Represents the preliminary allocation of purchase price in Note 1 above related to amounts allocated to intangible assets and goodwill.

(6)	Represents deferred financing costs. In connection with the acquisition, H&E entered into a Second Amended and Restated Credit Agreement, which, among other things, increased the total availability of the facility from $250,000 to $320,000. The $547 pro forma adjustment reflects a $400 amendment fee paid to the lenders and an additional $147 of related professional fees paid in connection with the transaction.

(7)	Elimination of liabilities not assumed in the Burress acquisition.

(8)	Represents the incremental borrowings related to the buyout of vehicle capital leases. See also Note 3 for further information.

(9)	Represents the payment of approximately $9,207 of Hitachi manufacturer flooring plan payables in connection with the termination of the Hitachi dealer agreement. See also Note 2 for further information.

Notes to Unaudited Pro Forma Condensed Combined Financial Statements
(Amounts in thousands)
Note 4 Pro Forma Condensed Combined Balance Sheet Adjustments (continued)
(10)	Represents the liability payable to the Burress shareholders of $5,010 for the tax gross up effect of a Section 338 tax election pursuant to the acquisition agreement and a $23 adjustment to fair value.

(11)	Represents the effect of the buyout of vehicles under capital leases and the amendments to three branch facility leases resulting in a change in classification from capital leases to operating leases. See also Note 3 for further information.

(12)	Elimination of the historical equity of Burress.
Note 5 Pro Forma Condensed Combined Statements of Income Adjustments
(A)	Elimination of intercompany transactions.

(B)	Represents the decrease to depreciation expense resulting from the preliminary valuation of rental fleet acquired at fair value.

(C)	Represents an increase in depreciation expense resulting from the buyout of vehicles previously held under capital leases and an increase in rent expense net of a decrease in depreciation expense resulting from the reclassification of branch facility leases previously held under capital leases to operating leases. See also Note 3 for further information.

(D)	Represents amortization expense related to the recognition of intangible assets acquired (see Note 1) on a straight-line basis over the asset’s estimated useful life.

(E)	Elimination of interest expense on debt not assumed in the acquisition.

(F)	To record incremental interest expense on borrowings from the senior secured credit facility used to fund the acquisition.

(G)	Represents the income tax effect of the acquisition pro forma adjustments based on H&E’s effective tax rate for the period.

(H)	Represents the income tax expense related to Burress’ historical pretax income based on H&E’s effective tax rate for the period.